EXHIBIT 99

FOR IMMEDIATE RELEASE	Contact:	James G. Clark
EVP and CFO
(858) 617-6080
jim.clark@edlending.com

EDUCATION LENDING GROUP, INC. ANNOUNCES

SECOND QUARTER RESULTS

COMPANY INCREASES INTEREST INCOME OVER 350% FROM PRIOR YEAR AND

INCREASES ITS STUDENT LOAN PORTFOLIO TO OVER $2 BILLION

Company completes $1 billion securitization to fund growth of loan portfolio

San Diego, CA.—August 11, 2003—Education Lending Group, Inc., (NASDAQ:EDLG) today announced results for the Second Quarter ended June 30, 2003.

For the quarter ended June 30, 2003, the Company reported interest income of $19.9 million and gain on sale of student loan income of $2.4 million compared to interest income of $4.2 million and gain on sale of student loan income of $37,000 in the second quarter of 2002. Cost of interest income was $11.2 million for the second quarter 2003 compared to $3.0 million in the second quarter of 2002. Net interest income after the provision for loan losses for the quarter was $8.2 million compared to $1.1 million during the second quarter 2002. The net loss for the second quarter of 2003 was $(1.7) million, or $(0.15) per share, compared to a net loss of $(4.1) million, or $(0.40) per share during the second quarter of 2002.

For the six months ended June 30, 2003, the Company reported interest income of $34.8 million and gain on sale of student loan income of $10.6 million compared to interest income of $5.5 million and gain on sale of student loan income of $41,000 in the six months ended June 30, 2002. Cost of interest income was $21.5 million for the six months ended June 30, 2003 compared to $3.9 million in the six months ended June 30, 2002. Net interest income after the provision for loan losses for the six months ended June 30, 2003 was $12.3 million compared to $1.2 million during the six months ended June 30, 2002. The net loss for the six months ended June 30, 2003 was $(2.9) million, or $(0.25) per share, compared to a net loss of $(8.9) million, or $(0.91) per share during the six months ended June 30, 2002.

In April of 2003, the Company completed an on balance sheet $1,000,000,000 LIBOR/auction rate student loan securitization. This demonstrates the Company’s strength in the Asset-Backed securitization market. The notes were issued pursuant to an indenture of trust and consist of senior (Class A) and subordinate (Class B) notes, the proceeds of which were used to pay down the Company’s warehouse loan and to pre-fund a portfolio of student loans. Interest rates for certain notes are tied to the three-month London Interbank Offer Rate (“LIBOR”) plus an incremental amount ranging from 0.05% to 0.30%. Other notes bear interest at a rate determined by Dutch Auction. All notes mature no later than March 17, 2042.

Robert deRose, Chief Executive Officer, stated “During the quarter we achieved the significant milestone of increasing our federally guaranteed student loan portfolio to an amount in excess of $2 billion. This was achieved during the quarter of anticipated lower FFELP interest rates which are reset annually on July 1. Therefore, beginning on June 1 we did not fund as many loans which allowed students and parents to obtain the lowest possible interest rate for their consolidation loans.”

Mike Shaut, President and Chief Operating Officer, added, “For the quarter ending June 30, 2003, the Company recorded nearly $1.8 million in non-cash charges related to performance based options granted to our marketing partners and employees. Excluding this charge, the Company would have shown a profit in the quarter of slightly under $100,000. In that the Company has only been engaged in full operations since the fourth quarter of 2001, we are delighted with the progress we are making in the growth of our business and the recent listing of our stock on the NASDAQ SmallCap exchange.”

About Education Lending Group

Education Lending Group markets products, services and solutions to the Federal Guaranteed Student Loan Industry. Education Lending Group is a full service provider of financial aid products to students, parents and schools. This includes, but is not limited to, student financial aid counseling, debt management, loan origination, loan servicing management, and secondary market loan acquisition services.

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This press release may include forward-looking statements within the meaning of Section 7A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on the Company’s current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us and the Company’s affiliate companies, that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those identified in the Company’s Securities and Exchange Commission filings, including the Company’s 2002 Annual Report on Form 10-KSB, filed on March 31, 2003. The discussion should be read in conjunction with the Company’s Financial Statements and related Notes thereto included in the Company’s Form 10-KSB and Form 10-QSB filings.

EDUCATION LENDING GROUP, INC.

CONSOLIDATED BALANCE SHEETS

ASSETS	June 30, 2003 (Unaudited)	December 31, 2002
Student loans, net of loan loss reserve	$290,094,774	$401,839,983
Student loans, net of loan loss reserve (securitized)	1,871,298,485	947,213,769
Restricted cash and investments	80,242,813	113,995,355
Cash and cash equivalents	2,963,416	2,042,527
Interest & other receivables	17,845,171	9,306,708
Property and equipment, net	1,685,278	1,313,182
Deferred financing costs	8,642,800	4,306,537
Other	654,104	813,209

Total Assets	$2,273,426,841	$1,480,831,270

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable	$1,368,727	$699,893
Government payables Accrued expenses and other liabilities	4,545,208 7,288,706	4,976,425 7,746,605
Series 2002/2003 notes	1,978,068,249	1,023,000,000
Warehouse loan facility	310,093,855	470,038,915

Total Liabilities	2,301,364,745	1,506,461,838

Preferred stock—$0.001 par value, 10,000,000 shares authorized Common stock—$0.001 par value, 40,000,000 shares authorized, 11,481,584 and 11,189,084 shares issued and outstanding, respectively	11,481	11,189
Additional paid in capital	10,299,810	8,219,678
Accumulated deficit	(36,744,196)	(33,861,435)
Accumulated other comprehensive income	(1,504,999)	—

Total Stockholders’ Deficit	(27,937,904)	(25,630,568)

Total Liabilities and Stockholders’ Deficit	$2,273,426,841	$1,480,831,270

Education Lending Group, Inc.

Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2003 and 2002

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Interest Income:
Student loans, net	$19,516,152	$3,690,098	$34,228,804	$4,940,357
Investments	386,050	505,458	576,955	529,466

	19,902,202	4,195,556	34,805,759	5,469,823

Cost of Interest Income
Interest related expenses	10,496,576	2,652,653	19,103,579	3,323,593
Valuation of interest rate swap	(308,160)	—	604,542	—
Loan servicing and other fees	1,041,627	315,806	1,774,673	596,100

Total Cost of Loan Financing	11,230,043	2,968,459	21,482,794	3,919,693

Net Interest Income	8,672,159	1,227,097	13,322,965	1,550,130

Less: Provision for losses	432,554	141,858	987,184	304,753

Interest income after provision	8,239,605	1,085,239	12,335,781	1,245,377

Other Income
Gain on sale of student loans	2,446,546	36,617	10,588,734	40,693
Other	10,325	3,534	17,370	5,392

Total Other Income	2,456,871	40,151	10,606,104	46,085

Operating Expenses:
General and administrative	2,306,020	1,712,842	4,868,133	3,210,515
Sales & marketing	10,072,506	3,486,831	20,919,257	6,985,311

Total Operating Expenses	12,378,526	5,199,673	25,787,390	10,195,826

Loss Before Income Tax Provision	(1,682,050)	(4,074,283)	(2,845,505)	(8,904,364)

Income tax provision	1,200	1,600	37,256	2,400

Net Loss	$(1,683,250)	$(4,075,883)	$(2,882,761)	$(8,906,764)

Net Loss Per Share:
Basic & diluted	$(0.15)	$(0.40)	$(0.25)	$(0.91)
Weighted average common shares outstanding:
Basic & diluted	11,433,758	10,113,806	11,372,803	9,763,056

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